Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cimarex Energy Co. 401(k) Plan

Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-174361, 333-125621, 333-100235 and 333-196169) of Cimarex Energy Co. of our report dated June 25, 2014, relating to the financial statements and supplemental schedule of Cimarex Energy Co. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2013.

/s/Anton Collins Mitchell LLP

Denver, Colorado

June 25, 2014